Exhibit 99.1

November 21, 2022

Liberty Media Acquisition Corporation Announces Key Dates in Connection with December 1, 2022 Termination Date and Liquidation

ENGLEWOOD, Colo.--(BUSINESS WIRE) – On November 21, 2022, Liberty Media Acquisition Corporation (“LMAC” or the “Company”) announced that in accordance with the previously announced December 1, 2022 termination date set by its Board of Directors pursuant to its Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on November 14, 2022 (the “Charter”), the Company expects to redeem all outstanding public shares of the Company on December 1, 2022, and in any event by December 15, 2022, following which the Company will be dissolved, liquidated and wound up.

The Company has also requested the Nasdaq Stock Market to suspend trading of (i) its Series A common stock, par value $0.0001 per share (“Series A Common Stock”), (ii) redeemable warrants to purchase shares of Series A Common Stock (the “Redeemable Warrants”) and (iii) units, each consisting of one share of Series A Common Stock and one-fifth of one Redeemable Warrant (the "Units" and together with the Series A Common Stock and the Redeemable Warrants, the “Securities”) effective before the opening of trading on December 1, 2022 and file with the Securities and Exchange Commission the forms necessary to delist the Company’s Securities.

Pursuant to the Charter, the public shares of Series A Common Stock will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses) (the “Redemption Amount”), by (B) the total number of then outstanding public shares of Series A Common Stock. The redemption will completely extinguish rights of holders of public shares of Series A Common Stock. There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless upon the liquidation of the Company.

If stockholders hold Units, such stockholders do not need to separate the Units into their component parts in order to have their public shares of Series A Common Stock redeemed.

Following the redemptions in connection with the approval and implementation of the Charter, the total amount held in the trust account was approximately $130,694,860, and a total of 12,979,609 Public Shares were outstanding. The Company estimates that the total Redemption Amount will be approximately $130,694,860, and the per-share Redemption Amount will be approximately $10.07.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind, de-listing of the Company's Securities and Redemption Amount.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

About Liberty Media Acquisition Corporation

Liberty Media Acquisition Corporation (“LMAC”) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The sponsor of LMAC, a wholly-owned subsidiary of Liberty Media Corporation, holds a 20% interest in LMAC that is attributed to Liberty Media Corporation’s Formula One Group tracking stock (Nasdaq: FWONA, FWONK).

Liberty Media Acquisition Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Acquisition Corporation